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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (File Nos. 333-90431, 333-40142 and 333-60524) and S-8
(File Nos. 333-10043, 333-32143, 333-87995, 333-61798 and 333-64522) of Fusion
Medical Technologies, Inc. of our report dated January 21, 2002, except as to
Note 13, which is as of February 26, 2002, relating to the financial statements, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

San Jose, California
March 7, 2002